Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Lynda L. Glass

EVP/Secretary &
Chief Governance Officer
717.339.5085
lglass@acnb.com

ACNB CORPORATION REPORTS

2021 SECOND QUARTER AND YEAR-TO-DATE FINANCIAL RESULTS

2021 Second Quarter and Year-To-Date Highlights

•	Net income for the three months and quarter ended June 30, 2021, totaled $8,508,000, which is an increase of $2,711,000 or 46.8% over comparable period results for the three months ended June 30, 2020. Basic earnings per share was $0.98 and $0.67 for the three months ended June 30, 2021 and 2020, respectively, which is an increase of $0.31 or 46.3%.

•	Net income for the six months ended June 30, 2021, totaled $15,979,000, with basic earnings per share of $1.83. This reflects an increase of $11,405,000 or 249.3% over comparable period results for the six months ended June 30, 2020. The higher net income for the first half of 2021 was primarily a result of higher fee income and less loan loss provision in 2021, as well as one-time merger expenses related to the acquisition of Frederick County Bancorp, Inc. (FCBI) in 2020.

•	Net interest income for the six months ended June 30, 2021, totaled $35,894,000, which is an increase of $94,000 or 0.3% over comparable period results for the six months ended June 30, 2020.

•	Total loans outstanding were $1,557,776,000 at June 30, 2021, as compared to $1,637,784,000 at December 31, 2020, for a decrease of 4.9%. The decrease in loans is largely attributable to the forgiveness of Paycheck Protection Program (PPP) loans, sale of most new residential mortgages, and payoff of loans in the residential mortgage, consumer and government lending portfolios. Conversely, new loan production for all business lines totaled $226,731,000 for the six months ended June 30, 2021, which is an increase of 39.0% over the same period of 2020.

•	Total deposits were $2,338,035,000 at June 30, 2021, as compared to $2,185,525,000 at December 31, 2020, for an increase of 7.0%. The increase in deposits is primarily a result of continued, slow economic conditions increasing the level of deposits held by existing and new customers, including the segment of municipal depositors.

•	Quarterly cash dividends paid to ACNB Corporation shareholders in the first half of 2021 totaled $4,530,000, or $0.52 per common share, which includes the special cash dividend of $0.02 per

ACNB Corporation

Press Release/2021 Second Quarter and YTD Financial Results

July 29, 2021

common share paid on June 15, 2021. Compared to the $0.50 in cash dividends paid per common share in the first half of 2020, this resulted in a year-over-year increase of 4.0% in cash dividends per common share paid to ACNB Corporation shareholders. In addition, it was recently announced the regular cash dividend declared for the third quarter of 2021 is consistent with the nine prior quarters at $0.25 per common share and payable on September 15, 2021, to shareholders of record as of August 31, 2021.

•	ACNB Corporation continues to support local businesses and other eligible organizations due to the impact of the Coronavirus Disease 2019 (COVID-19) pandemic. At June 30, 2021, the Corporation’s community banking subsidiary, ACNB Bank, had outstanding approvals for temporary loan modifications and deferrals for eight loans totaling $17,431,231 in principal balances, representing 1.1% of the total loan portfolio and furthering the positive trend of improvement in 2021. Additionally, as of June 30, 2021, aggregate PPP loan originations for 2020 and 2021 totaled 2,217 loans in the dollar amount of $223,036,703. As a result of forgiveness and payments, there was an outstanding balance of $93,354,092 in PPP loans at June 30, 2021.

•	On February 23, 2021, ACNB Corporation’s Board of Directors approved a plan authorizing the future repurchase of up to 261,000 shares, or approximately 3%, of the Corporation’s outstanding shares of common stock.

•	On March 30, 2021, ACNB Corporation issued $15,000,000 in subordinated debt with the intention to use the net proceeds to retire outstanding debt of the Corporation, repurchase issued and outstanding shares of the Corporation, support general corporate purposes, underwrite growth opportunities, create an interest reserve for the notes issued, and downstream proceeds to ACNB Bank, as deemed appropriate, to continue to meet regulatory capital requirements, increase the regulatory lending ability of the Bank, and support the Bank’s organic growth initiatives.

GETTYSBURG, PA, July 29, 2021 --- ACNB Corporation (NASDAQ: ACNB), financial holding company for ACNB Bank and Russell Insurance Group, Inc., announced financial results for the three months ended June 30, 2021, with net income of $8,508,000. Compared to net income of $5,797,000 for the three months ended June 30, 2020, this is an increase of $2,711,000 or 46.8% over comparable period results, primarily due to higher fee income across business lines and less loan loss provision for the period in 2021. Basic earnings per share was $0.98 and $0.67 for the three months ended June 30, 2021 and 2020, respectively, which is an increase of $0.31 or 46.3%.

The Corporation reported net income of $15,979,000 for the six months ended June 30, 2021. Compared to net income of $4,574,000 for the six months ended June 30, 2020, this is an increase of

ACNB Corporation

Press Release/2021 Second Quarter and YTD Financial Results

July 29, 2021

$11,405,000 or 249.3% over comparable period results. Basic earnings per share was $1.83 and $0.53 for the six months ended June 30, 2021 and 2020, respectively, which is an increase of $1.30 or 245.3%. These year-to-date 2021 results are primarily attributable to higher fee income and less loan loss provision compared to the first half of 2020, as well as one-time merger expenses related to the acquisition of FCBI in the first quarter of 2020.

“With the positive financial results for the first half of 2021, ACNB Corporation looks forward to the remainder of the year as we continue to emerge from the constraints of the COVID-19 pandemic and experience a renewed economic optimism in our market areas. The Corporation’s strong financial and operating performance is a testament to the resilience of our customers and the dedication of our staff members during very challenging times. Going forward, we are focused on continued growth, enhanced shareholder value, and long-term sustainability,” said James P. Helt, ACNB Corporation President & Chief Executive Officer. “This favorable outlook resulted in the payment of the special cash dividend of $0.02 per common share to ACNB Corporation shareholders on June 15, 2021. This is the first time the Board of Directors has declared a special cash dividend to shareholders in more than a decade.”

Mr. Helt continued, “As 2021 progresses, a major initiative in the organization’s digital banking transformation project plan is the conversion of the Bank’s core operating system during third quarter to a new platform. The new system will provide significant enhancements and efficiencies in servicing customer accounts. This technology investment will also provide the essential infrastructure to support our strategic plans for both organic and inorganic growth opportunities in the years ahead.”

Revenues

Total revenues, defined as net interest income plus noninterest income, for the first two quarters of 2021 were $47,763,000, or a 6.5% increase over total revenues of $44,859,000 for the first two quarters of 2020.

ACNB Corporation

Press Release/2021 Second Quarter and YTD Financial Results

July 29, 2021

Net Interest Income and Margin

Net interest income rose by $94,000 to $35,894,000 for the first six months of 2021, which is an increase of 0.3% compared to the first six months of 2020. The net interest margin for the first half of 2021 was 2.96%, compared to 3.53% for the same period of 2020. Both net interest income and the net interest margin were impacted by sharp market rate decreases in tandem with less loans as a percentage in the earning asset mix and more lower yielding investments and liquidity assets.

Noninterest Income

Noninterest income for the first six months of 2021 was $11,869,000, an increase of $2,810,000 or 31.0% compared to the first six months of 2020. The increase includes both fee income from the sale of residential mortgage loans and revenue from wealth management activities, which grew 157.9% and 15.3%, respectively, from the first half of 2020 to the first half of 2021.

Noninterest Expense

Noninterest expense for the first six months of 2021 was $27,518,000, a decrease of $5,394,000 or 16.4% compared to the same period in 2020, due mainly to one-time merger expenses incurred in 2020 and continued expense management.

Loans

Total loans outstanding were $1,557,776,000 at June 30, 2021. Loans outstanding decreased by $80,008,000, or 4.9%, from December 31, 2020, and by $175,787,000, or 10.1%, from June 30, 2020 to June 30, 2021. The decrease in loans both year to date and year over year is largely attributable to the forgiveness of PPP loans, sale of most new residential mortgages, and payoff of loans in the residential mortgage, consumer and government lending portfolios. Conversely, new loan production for all business lines totaled $226,731,000 for the six months ended June 30, 2021, which is an increase of 39.0% over the same period of 2020. Despite the intense competition in the Corporation’s market areas, there is a continued management focus on asset quality and disciplined underwriting standards in the loan origination process.

ACNB Corporation

Press Release/2021 Second Quarter and YTD Financial Results

July 29, 2021

As a result of stable loan risk metrics, combined with low credit losses in the portfolio, the provision for loan losses for the first six months of 2021 was $50,000.

Deposits

Total deposits were $2,338,035,000 at June 30, 2021. Deposits increased by $152,510,000, or 7.0%, from December 31, 2020, and by $305,234,000, or 15.0%, from June 30, 2020 to June 30, 2021. Both year to date and year over year, these results are largely attributable to continued, slow economic conditions increasing the level of deposits held by existing and new customers, including the segment of municipal depositors.

Dividends

Quarterly cash dividends paid to ACNB Corporation shareholders in the first half of 2021 totaled $4,530,000, or $0.52 per common share, including the special cash dividend of $0.02 per common share paid on June 15, 2021. In the first half of 2020, ACNB Corporation paid $0.50 per common share for total dividends paid to shareholders in the amount of $4,335,000. On a per common share basis, there was a year-over-year increase of 4.0% in cash dividends paid to ACNB Corporation shareholders. It was also recently announced the regular cash dividend declared for the third quarter of 2021 is consistent with the nine prior quarters at $0.25 per common share and payable on September 15, 2021, to shareholders of record as of August 31, 2021. Year to date in 2021, cash dividends paid to ACNB Corporation shareholders represent a dividend payout ratio of 28.3%.

COVID-19 Pandemic

As previously reported, ACNB Corporation implemented numerous initiatives to support and protect employees and customers during the COVID-19 pandemic. These efforts continue with current information and guidelines related to ongoing COVID-19 initiatives and communications available at acnb.com. At June 30, 2021, ACNB Corporation’s community banking subsidiary, ACNB Bank, had outstanding approvals for temporary loan modifications and deferrals for eight loans totaling $17,431,231

ACNB Corporation

Press Release/2021 Second Quarter and YTD Financial Results

July 29, 2021

in principal balances, representing 1.1% of the total loan portfolio. In comparison, at December 31, 2020, the Bank had outstanding approvals for temporary loan modifications and deferrals for 48 loans totaling $36,123,155 in principal balances, representing 2.4% of the total loan portfolio. Since 2020, there has been significant improvement in these outstanding approvals to assist Bank customers as they continue to recover from the impacts of the COVID-19 pandemic.

Paycheck Protection Program

ACNB Bank serves as an active participant in the PPP, as authorized initially by the Coronavirus Aid, Relief, and Economic Security (CARES) Act and subsequently by the Coronavirus Response and Relief Supplemental Appropriations Act. As of June 30, 2021, ACNB Bank closed and funded 2,217 PPP loans totaling $223,036,703, resulting in approximately $9,500,000 in total fee income. Of this fee income amount, $2,875,000, before costs, was recognized in 2020 and another $3,126,000, before costs, was recognized in the first half of 2021 as an adjustment to interest income yield, with the remainder to be recognized in future quarters as an adjustment to interest income yield. At June 30, 2021, there was an outstanding balance of $93,354,092 in PPP loans as a result of forgiveness and repayments to date. Currently, the Bank is assisting the remainder of PPP customers with the processing of applications for loan forgiveness through the Small Business Administration (SBA).

Digital Banking Transformation

ACNB Bank is planning for the conversion of its core operating system to a new platform in the third quarter of 2021 with the goal of providing enhancements and efficiencies in the Bank’s servicing of customer accounts. This initiative is a major component of the Bank’s long-term core and digital banking transformation project, which has already resulted in the implementation of person-to-person transfers via Zelle®, end-to-end online deposit account opening, and debit card instant issuance in 2020.

ACNB Corporation

Press Release/2021 Second Quarter and YTD Financial Results

July 29, 2021

About ACNB Corporation

ACNB Corporation, headquartered in Gettysburg, PA, is the $2.7 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 20 community banking offices, located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York, as well as loan offices in Lancaster and York, PA, and Hunt Valley, MD. As divisions of ACNB Bank operating in Maryland, FCB Bank and NWSB Bank serve the local marketplace with a network of five and six community banking offices located in Frederick County and Carroll County, MD, respectively. Russell Insurance Group, Inc., the Corporation’s insurance subsidiary, is a full-service agency with licenses in 44 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster, Germantown and Jarrettsville, MD, and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit acnb.com.

#          #          #

Non-GAAP Financial Measures

ACNB Corporation uses non-GAAP financial measures to provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities. The non-GAAP financial measures and key performance indicators we use may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. In the event of such a disclosure or release, the Securities and Exchange Commission’s (SEC) Regulation G requires: (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. Reconciliations of GAAP to non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release.

Management believes merger-related expenses are not organic costs attendant to operations and facilities. These charges principally represent expenses to satisfy contractual obligations of the acquired entity, without any useful benefit to the Corporation, to convert and consolidate the entity’s records, systems and data onto our platforms, and professional fees related to the transaction. These costs are specific to each individual transaction and may vary significantly based on the size and complexity of the transaction.

ACNB Corporation

Press Release/2021 Second Quarter and YTD Financial Results

July 29, 2021

SAFE HARBOR AND FORWARD-LOOKING STATEMENTS - Should there be a material subsequent event prior to the filing of the Quarterly Report on Form 10-Q with the Securities and Exchange Commission, the financial information reported in this press release is subject to change to reflect the subsequent event. In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of governmental and fiscal policies, as well as legislative and regulatory changes; the effects of new laws and regulations, specifically the impact of the Coronavirus Response and Relief Supplemental Appropriations Act, the Coronavirus Aid, Relief, and Economic Security Act, the Tax Cuts and Jobs Act, and the Dodd-Frank Wall Street Reform and Consumer Protection Act; impacts of the capital and liquidity requirements of the Basel III standards; the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short- and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; the effects of economic conditions particularly with regard to the negative impact of severe, wide-ranging and continuing disruptions caused by the spread of Coronavirus Disease 2019 (COVID-19) and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; the effects of technology changes; volatilities in the securities markets; the effect of general economic conditions and more specifically in the Corporation’s market areas; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism; disruption of credit and equity markets; the ability to manage current levels of impaired assets; the loss of certain key officers; the ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect Management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2021-13

July 29, 2021

ACNB Corporation

Press Release/2021 Second Quarter and YTD Financial Results

July 29, 2021

ACNB CORPORATION

Financial Highlights

Unaudited Consolidated Condensed Statements of Income

Dollars in thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
INCOME STATEMENT DATA
Interest income	$20,633	$21,585	$40,003	$42,494
Interest expense	2,064	3,240	4,109	6,694
Net interest income	18,569	18,345	35,894	35,800
Provision for loan losses	---	2,550	50	6,550
Net interest income after provision for loan losses	18,569	15,795	35,844	29,250
Noninterest income	5,956	4,893	11,869	9,059
Merger-related expenses	---	---	---	5,965
Noninterest expense	13,731	13,455	27,518	26,947
Income before income taxes	10,794	7,233	20,195	5,397
Provision for income taxes	2,286	1,436	4,216	823
Net income	$8,508	$5,797	$15,979	$4,574
Basic earnings per share	$0.98	$0.67	$1.83	$0.53

NON-GAAP MEASURES
INCOME STATEMENT DATA
Net income	$8,508	$5,797	$15,979	$4,574
Merger-related expenses, net of income taxes	---	---	---	4,573
Adjusted net income (non-GAAP)*	$8,508	$5,797	$15,979	$9,147
Adjusted basic earnings per share (non-GAAP)*	$0.98	$0.67	$1.83	$1.07
* See Non-GAAP Financial Measures above.

ACNB Corporation

Press Release/2021 Second Quarter and YTD Financial Results

July 29, 2021

Unaudited Selected Financial Data

Dollars in thousands, except per share data

	June 30, 2021	June 30, 2020	December 31, 2020
BALANCE SHEET DATA
Assets	$2,708,520	$2,412,303	$2,555,362
Securities	$396,520	$274,494	$350,182
Loans, total	$1,557,776	$1,733,563	$1,637,784
Allowance for loan losses	$20,207	$18,353	$20,226
Deposits	$2,338,035	$2,032,801	$2,185,525
Borrowings	$84,458	$102,411	$92,209
Stockholders’ equity	$266,366	$252,190	$257,972
COMMON SHARE DATA
Basic earnings per share	$1.83	$0.53	$2.13
Cash dividends paid per share	$0.52	$0.50	$1.00
Book value per share	$30.54	$29.00	$29.62
Number of common shares outstanding	8,721,348	8,695,839	8,709,393
SELECTED RATIOS
Return on average assets	1.23%	0.41%	0.78%
Return on average equity	12.43%	3.78%	7.39%
Non-performing loans to total loans	0.50%	0.45%	0.48%
Net charge-offs to average loans outstanding	0.00%	0.12%	0.16%
Allowance for loan losses to non-acquired loans (non-GAAP)*	1.69%	1.45%	1.65%
Allowance for loan losses to total loans	1.30%	1.06%	1.23%
Allowance for loan losses to non-performing loans	260.53%	233.56%	251.16%

* See Non-GAAP Financial Measures above.